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                    ABATIX ENVIRONMENTAL CORP. AND SUBSIDIARY

                        Computation Re Per Share Earnings

                                                                              Three Months Ended March 31,
                                                                           --------------------------------
                                                                                 1997             1996
                                                                           ---------------  ---------------
Average shares outstanding:
   Primary:
     Common shares outstanding, beginning of period                             1,988,564        2,159,214
     Weighted average number of shares issued                                           -            4,222
     Weighted average number of shares acquired                                    (2,056)         (37,219)
     Dilutive stock options and warrants, based on the treasury
       stock method using average market prices                                     4,747           43,040
                                                                           ---------------  ---------------
         Total                                                                  1,991,255        2,169,257
                                                                           ===============  ===============
   Fully Diluted:
     Common shares outstanding, beginning of period                             1,988,564        2,159,214
     Weighted average number of shares issued                                           -            4,222
     Weighted average number of shares acquired                                    (2,056)         (37,219)
     Dilutive stock options and warrants, based on the treasury stock method using the market price at the end of the period
       if higher than the average market price                                      4,747           43,040
                                                                           ---------------  ---------------
         Total                                                                  1,991,255        2,169,257
                                                                           ===============  ===============
Earnings:
   Earnings from continuing operations                                     $      115,834   $      207,734
   Earnings from discontinued operations                                                -           21,545
                                                                           ---------------  ---------------
         Net earnings                                                      $      115,834   $      229,279
                                                                           ===============  ===============

Primary earnings per common and common equivalent share:
     Earnings from continuing operations                                   $          .06   $          .10
     Earnings from discontinued operations                                       -              .01
                                                                           ---------------  ---------------
         Net earnings                                                      $          .06   $          .11
                                                                           ===============  ===============

Fully diluted earnings per common and common equivalent share:
     Earnings from continuing operations                                   $          .06   $          .10
     Earnings from discontinued operations                                       -              .01
                                                                           ---------------  ---------------
         Net earnings                                                      $          .06   $          .11
                                                                           ===============  ===============
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